Exhibit 17

—Please fold and detach at perforation. Return the Proxy Ballot only. —

PROXY

PROXY

PROXY SOLICITED BY THE BOARD OF TRUSTEES

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE

NUVEEN RITTENHOUSE GROWTH FUND TO BE HELD ON                      , 2009

The undersigned hereby appoints Kevin J. McCarthy, Larry W. Martin and Gifford R. Zimmerman and each of them, with full powers of substitution, Proxies for the undersigned to represent and vote the shares of the undersigned at the Special Meeting of Shareholders of Nuveen Rittenhouse Growth Fund, a series of the Nuveen Investment Trust II, to be held on                      , 2009, or any adjournment or adjournments thereof as indicated on the reverse side.

PLEASE BE SURE TO SIGN YOUR PROXY BALLOT ON THE REVERSE SIDE

PROXY SOLICITED BY THE BOARD OF TRUSTEES

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN

RITTENHOUSE GROWTH FUND TO BE HELD ON                      , 2009

At the upcoming Special Meeting, shareholders will be asked to approve a reorganization of the Nuveen Rittenhouse Growth Fund into the Nuveen Santa Barbara Dividend Growth Fund and other matters in connection with the reorganization. Please refer to the accompanying prospectus/proxy statement and cast your vote on the proxy ballot.

Whether or not you plan to join us at the meeting, please sign, date and vote the proxy ballot and return it to our proxy tabulator in the enclosed post-page envelope. Please specify your choice by marking the appropriate box on the proxy ballot. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Trustees’ recommendations.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED. Please sign exactly as your name(s) appears on the Proxy Ballot. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, either holder should sign.

Signature(s)

Signature(s) (if held jointly)

PROPOSAL:

1. To approve an Agreement and Plan of Reorganization pursuant to which the Nuveen Rittenhouse Growth Fund (the “Growth Fund”) would (i) transfer all its assets to the Nuveen Santa Barbara Dividend Growth Fund (the “Dividend Growth Fund”) in exchange solely for Class A, Class B, Class C and Class I shares of beneficial interest of the Dividend Growth Fund and the Dividend Growth Fund’s assumption of all the liabilities of the Growth Fund, (ii) distribute such shares of the Dividend Growth Fund to the holders of shares of the Growth Fund and (iii) be liquidated, dissolved and terminated as a series of the Nuveen Investment Trust II (the “Trust”) in accordance with the Trust’s Declaration of Trust.

2. In their discretion, the Proxies indicated on the reverse side of the Proxy Ballot are authorized to vote upon such other matters as may properly come before the Special Meeting.

—Please fold and detach at perforation. Return the Proxy Ballot only. —

NUVEEN RITTENHOUSE GROWTH FUND

PROXY BALLOT

		FOR	AGAINST	ABSTAIN
1.	Approval of Agreement and Plan of Reorganization.	☐	☐	☐

2.	In their discretion, the Proxies are authorized to vote on such other business as may come before the Special Meeting.	☐	☐	☐

Date:                                                  , 2009

Signature(s)

2